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                                                               Exhibit 99(h)(13)

                                AMENDMENT TO THE
                   TRANSFER AGENCY AND REGISTRAR AGREEMENT[S]

     THIS AMENDMENT, dated as of March 1, 2002 is made to the Transfer Agency Agreement[s], as amended (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (collectively referred to as the "Funds") and PFPC Inc., f/k/a First Data Investor Services Group, Inc. ("PFPC").

     WHEREAS, the Boards of Directors/Trustees of the Funds approved the collection of a quarterly fee on certain accounts with low balances (the "Small Account Fee");

     WHEREAS, the Funds desire to have PFPC collect and retain the Small Account Fee in partial satisfaction of fees payable to PFPC by the Funds under the Agreement[s];

     WHEREAS, the Funds have entered into an agreement directly with AdvisorCentral, LLC to provide access for financial planners to Fund and related shareholder information via the Internet; and

     WHEREAS, the parties desire to make a correction to the Institutional Fund Fee Structure to remove reference to a Fund Complex Minimum.

     NOW THEREFORE, the parties agree as follows:

          1. Schedule A "Transfer Agent Fees" dated January 1, 2002 is deleted in its entirety and the attached new Schedule A is inserted in its place.

          2. The Agreement[s], together with this Amendment and all other prior amendments, contain the entire understanding among the parties with respect to the transactions contemplated thereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements, and related amendments, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative as of the date first stated above.

                                            THE MUNDER FUNDS, INC.
                                            THE MUNDER FUNDS TRUST
                                            THE MUNDER FRAMLINGTON
PFPC INC.                                   FUNDS TRUST
                                            ST. CLAIR FUNDS, INC.
                                            THE MUNDER @VANTAGE FUND



By: /s/ James W. Nolan                      By: /s/ Melanie Mayo West

Name: /s/ James W. Nolan                    Name: /s/ Melanie Mayo West

Title: Senior Vice President                Title: Assistant Secretary
       /Managing Director
                                                                               1

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                                    Exhibit 1

                          List of Funds and Portfolios

The Munder Funds Trust
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

The Munder Funds, Inc.
Munder Bio(Tech)/2/ Fund
Munder Digital Economy Fund
Munder Fund of Funds
Munder Future Technology Fund
Munder International Bond Fund
Munder International NetNet Fund
Munder Large-Cap Growth Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund

The Munder Framlington Funds Trust
Munder Framlington Emerging Markets Fund
Munder Framlington Global Financial Services Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

St. Clair Funds, Inc.
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Institutional Short-Term Treasury Fund
Munder Institutional Money Market Fund
Munder Institutional Government Money Market Fund
Liquidity Plus Money Market Fund

Munder @Vantage Fund

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                                   SCHEDULE A
                               TRANSFER AGENT FEES

                         EFFECTIVE AS OF: MARCH 1, 2002

1. RETAIL FUND PER ACCOUNT FEES: (apply to all Munder Funds Trust , Munder Funds Inc., Munder Framlington Funds Trust, Munder @Vantage Fund, and St. Clair Liquidity Plus Money Market Fund Portfolio)

     Per Account Fee:      $23.75 per open non-NSCC Networked account per year
                           $12.00 per open NSCC Networked account per year
                           $1.75 per closed account per year (any account closed within a month is considered an open account until the following month)

     Annual Minimum:       $40,000.00 per Portfolio

     Other Fees:           PFPC shall collect a an annual fee of $10.00 per
                           global account from each shareholder holding an IRA account (excluding Consumer's Energy Group)

                           NSCC Transaction Charge is $.15 per financial transaction

2. INSTITUTIONAL FUND FEE STRUCTURE (St. Clair Funds, Inc., excluding St. Clair Liquidity Plus Money Market Fund Portfolio):


     Asset Based Fees      3.50 Basis Points for assets *$5 billion
                           2.50 Basis Points for assets $5 billion - $9 billion
                           2.00 Basis Points for assets **$9 billion

     Other Fees:           IRA accounts will be charged $10.00 per global
                           account per annum (excluding Consumer's Energy Group)

                           NSCC Transaction Charge is $.15 per financial transaction

3.   SYSTEM ENHANCEMENTS:  Client defined system enhancements will be agreed upon by the Transfer Agent and Munder Capital and billed at a rate of $150.00 per hour. All programming rates are subject to an annual 5% increase after December 31, 2003


4.   LOST SHAREHOLDER SEARCH/ REPORTING:

             $2.75 per account search*
             *The per account search fee shall be waived until January 2001 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

5. PRINT MAIL

     A.    PRICING SCHEDULE FOR SPECIAL MAILINGS FOR MUNDER GROUP OF FUNDS

     This pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

     Work Order:    $30.00 per Workorder

*  Denotes less than
** Denotes greater than

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Technical Support/Data Processing:

         $135.00 to create an admark tape
         $10.00/K to zip + 4 data enhance with $125.00 minimum
         $80.00/hr for any data manipulation
         $6.00/K combo charge

Admark & Machine Insert

#10, #11, 6x9
         $62/K to admark envelope and machine insert 1 piece, with $125.00 min $2.50/K for each additional insert
         $38/K to admark only with $75.00 minimum
         $25.00/K hand sort
9x12
         $100/K to admark envelope and machine insert 1 piece, with $125.00 min $5.00/K for each additional insert
         $38/K to admark only with $75.00 minimum
         $0.08 for each hand insert

Admark & Hand Insert

#10, #11, 6x9
         $0.08 for each hand insert
         $25.00/K hand sort
9x12
         $0.09 for each hand insert
         $25.00/K hand sort

Pressure/Sensitive Labels:

         $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
         $0.08 for each hand insert
         $0.10 to affix labels only
         $0.10 to create labels only

Legal Drop (Semi/Annual Reports; mailing ten plus pieces)

         $150.00 / compliant legal drop per job and processing fees

Create Mailing List:       $0.40 per entry with $75.00 minimum

Presort Fee:      $0.035 per piece


B.  PRINT MAIL Pricing Schedule For Munder Group of Funds

Daily Work (Confirms):

         Hand: $71/K with $50.00 minimum (includes 1 insert) $0.07/each additional insert

         Machine: $42/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

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 Daily Checks:

          Hand: $91/K with $50.00 minimum daily (includes 1 insert) $0.08/each additional insert

          Machine: $52/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

                   * There is a $3.00 charge for each 3606 Form sent.

 Quarterly/Monthly Statements:

          Hand: $78/K with $50.00 minimum (includes 1 insert) $0.08/each additional insert
                            $125/K for intelligent inserting

          Machine: $52/K with $50.00 minimum (includes 1 insert) $0.01 each additional insert
                            $58/K for intelligent inserting

 Periodic Checks (i.e. dividend, ACW):

          Hand: $91/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert

          Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01/each additional insert

 12b-1/Dealer Commission Checks/Statements:  $0.78/each envelope with $100.00 minimum

 Printing Charges:  (price ranges dependent on volumes)

          $0.08/per confirm/statement/page
          $0.10/per check

 Folding (Machine):         $18/K

 Folding (Hand):            $.12 each

 Presort Charge:            $0.035 per piece

 Courier Charge:            $15.00 for each on call courier trip/or actual cost
                            for on demand

 Overnight Charge:          $3.50 per package service charge plus Federal
                            Express/Airborne charge

 Inventory Storage:         $20.00 for each inventory location as of the 15th of
                            the month

 Inventory Receipt:         $20.00 for each SKU / Shipment

 Hourly work; special projects, opening envelopes, etc         $24.00 per hour

 Special Pulls:    $2.50 per account pull

 Boxes/Envelopes:           Shipping boxes          $0.85 each
                            Oversized Envelopes     $0.45 each

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     Forms Development/Programming Fee:  $150.00/hour

     Systems Testing:       $85.00/hour

     Cutting Charges:       $10.00/K

7. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

         .    Ad hoc reports
         .    Ad hoc SQL time
         .    COLD Storage
         .    Digital Recording
         .    Microfiche/microfilm production
         .    Magnetic media tapes and freight
         .    Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

Fee Adjustments. PFPC may adjust the per account fees and the print mail fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

8.   DAZL Fees:

              Set-up Fee: $5,000.00 (waived)

              $1,000.00 per month plus $0.25 per record transmitted ($0.15/price record)

9.   AUDIO VRU

     Ongoing monthly fees: Per call: $000.10
     Per minute in VRU: $000.29
     Monthly maintenance: $500.00*
     *The monthly maintenance fee includes: hardware and software upgrades and on call support Also, the voice recording will be billed out at $150.00 per hour

10.  IMPRESSNet(R) Retail Fees

     1.       Transaction Costs:
     .   Account Inquiry                $.10 per inquiry
     .   Financial Transactions         $.50 per transaction

     2.  Hardware Maintenance Fee Including Hardware and Software:
         $50,000 per annum* -
     . Does not include client hardware and software requirements. That is an out-of-pocket expense for the client
     .   Installation of hardware is billed as time and materials
     .   Does not include third party hardware and software maintenance agreements
     .   Does not include hardware upgrades

     3.       Customized Development: $150 per hour*

     4.       Call Center Services for Registration (one-time):  $2.50 per call
     5.       Network Fee (one-time): $2,100*
     6.       PIN Registration and Lost PIN Replacement:         $1.50 per call

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11.  CBA:

     Set Up Fee: $38,400

     Annual per account for all eligible accounts $0.30 per year
     Programming Costs: $80.00 per hour


12.  Small Account Fee:

     Once per quarter on such dates as specified by the Funds, PFPC shall collect a small account fee (the "Small Account Fee") of $6.00 per account per Fund from certain shareholder accounts identified by the Funds each quarter. PFPC shall retain the Small Account Fees collected and, in the next invoice submitted to the Funds for payment, apply such amount as a credit against transfer agency fees otherwise payable by the Funds.

PFPC will provide an invoice as soon as practicable after the end of each calendar month. The Fund agrees to pay to PFPC the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund's receipt of the invoice. In addition, with respect to all fees, PFPC may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.

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